UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
May 9, 2011
Date of Report (Date of earliest event reported)
WESTERN GAS PARTNERS, LP
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34046 (Commission File Number)	26-1075808 (IRS Employer Identification Number)
1201 Lake Robbins Drive
The Woodlands, Texas 77380-1046
(Address of principal executive offices)
(832) 636-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
     On May 9, 2011, Western Gas Partners, LP (the “Partnership”) and certain of its subsidiaries, together with its general partner, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters, relating to the public offering of $500 million aggregate principal amount of the Partnership’s 5.375% senior notes due 2021 (the “Notes”) at a price to the public of 98.778% of the face amount of the Notes.
     The offering of the Notes is expected to close on May 18, 2011, subject to customary closing conditions. Net proceeds from the offering will be used to repay amounts outstanding under the Partnership’s $800.0 million revolving credit facility, and the remaining net proceeds will be used for general partnership purposes.
     The offering was made pursuant to the Partnership’s shelf registration statement on Form S-3 (File No. 333-174043), which became effective on May 9, 2011.
     The Underwriting Agreement contains customary representations, warranties and agreements by the Partnership, and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.
Relationships
     From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description of the Exhibit
Exhibit 1.1
Underwriting Agreement, dated May 9, 2011, by and among the Partnership, Western Gas Holdings, LLC, the subsidiary guarantors named therein and Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS PARTNERS, LP
	By:	Western Gas Holdings, LLC, its general partner
Date: May 12, 2011		/s/ Benjamin M. Fink
Benjamin M. Fink
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
Exhibit 1.1
Underwriting Agreement, dated May 9, 2011, by and among the Partnership, Western Gas Holdings, LLC, the subsidiary guarantors named therein and Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.